Exhibit 10.1

Cause No. 348-347816-23; Ric Halden et al. v. Greenway Technologies, Inc. d/b/a UMED Holdings, Inc.; 348th Judicial District Court, Tarrant County, Texas

MEDIATED SETTLEMENT AGREEMENT

This Mediated Settlement Agreement (the “Agreement” or “MSA”) is executed by and among the parties to the above-referenced pending lawsuit (the “Lawsuit”). The parties and their counsel, as evidenced by their signatures below, intend this MSA to be their binding agreement to settle this action, and the parties and their counsel further intend this Agreement to be binding and enforceable pursuant to Tex. R. Civ. P. 11. The following terms will confirm the settlement reached at mediation of the above-referenced Lawsuit conducted on October 30, 2025:

1.	Defendant Greenway Technologies, Inc. d/b/a UMED Holdings, Inc. (“Defendant” or “Greenway”) to issue to Plaintiff Ric Halden (“Plaintiff”) two million (2,000,000) shares of (restricted) stock in Greenway Technologies, Inc. within seven days of the date of this Agreement.

2.	Defendant to pay to Plaintiff the sum of $50,000.00 within four (4) months of the date of this Agreement. This payment to be made in cash only.

3.	Defendant to pay to Plaintiff the sum of $900,000.00, payable as follows: in twelve (12) monthly, equal installments beginning on August 1, 2026 (with no early payoff penalty). A maximum of three (3) of these installments (but no more than 3 of these installments) may be satisfied by Defendant issuing the equivalent of the installment payment in Greenway Technologies, Inc. stock at the average of the bid and ask price on day of payment.

4.	As security for all of Defendant’s obligations noted herein, the parties will execute an Agreed Judgment in the amount of $1.25 million in principal amount to bear interest as follows: the amount of $656,250.00 will bear interest at 18% per annum, and $593,750.00 will bear interest at 7.5% per annum. This Agreed Judgment to be held in trust by Plaintiff’s counsel unless there is an uncured default, at which point the Agreed Judgment may be filed and entered with the court for execution. Defendant to waive all defenses to the Agreed Judgment and shall stipulate to its entry under these circumstances.

5.	With respect to the obligations listed in paragraphs 1-3 above, Defendant to have a 15-day cure period upon notice of default; provided, however, there shall be no more than two (2) cure periods allowed of 15-days (beyond that, i.e., after two 15-day cures have been allowed, the cure period is 2 business days upon notice of default).

6.	In consideration of the payment and agreements contained herein, Plaintiff and Defendants (as well as Randy Moseley, Tunstall Canyon Group LLC and Chisos Equity Consultants, LLC) (collectively, the “Parties”) fully and finally release each other as well as their respective owners, officers, employees, subsidiaries, parent companies, insurers, attorneys, agents, shareholders and/or members of all claims asserted or that could have been asserted in the Lawsuit, whether known or unknown.

7.	The parties will execute a mutually satisfactory form of Settlement and Release Agreement to further memorialize the terms of this MSA – counsel for Plaintiff to draft and email the form to counsel for Defendant by close of business on November 6, 2025. The Settlement and Release Agreement noted in this No. 7 to include provisions that (i) the Settlement and Release Agreement is a full and complete/general release of any and all claims by and among the parties that arise or relate to the claims forming the subject of the Lawsuit, and (ii) the Lawsuit shall be dismissed with prejudice. The parties agree that the Settlement and Release Agreement will incorporate such additional terms as reasonable to finalize the provisions and spirit of the settlement, including provisions assuring record title/ownership to the properties being conveyed via settlement.

8.	Each party agrees to execute, have acknowledged and to deliver any and all documents necessary to confirm or effectuate the transfer and conveyance of items addressed herein by 5:00 p.m. on the 10th day following the presentation of a request for same.

9.	All parties represent and warrant that they have the power and authority to execute this Agreement in the capacity(ies) noted below; provided, however, this Agreement is only binding upon the Parties if approved by Greenway’s Board of Directors by 5:00 p.m. CST on October 31, 2025 (such approval may be effectuated by Greenway’s counsel communicating such approval to Plaintiff’s counsel via email). If Greenway’s Board of Directors does not approve this Agreement within such time, this Agreement is null and void.

AGREED AND ACCEPTED:

/s/ Ric Halden	10/30/2025
RIC HALDEN	DATE

/s/ Randy Moseley	10/30/2025
RANDY MOSELEY	DATE

TUNSTALL CANYON GROUP LLC

	/s/ Richard J. Halden	10/30/2025
By:	Richard J. Halden	DATE
Its:	Managing Member

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CHISOS EQUITY CONSULTANTS, LLC

	/s/ Richard J. Halden	10/30/2025
By:	Richard J. Halden	DATE
Its:	Managing Member

	/s/ Jay B. Newton	10/30/2025
	JAY B. NEWTON, COUNSEL FOR	DATE
RIC HALDEN, RANDY MOSELEY,
TUNSTALL CANYON GROUP LLC
AND CHISOS EQUITY CONSULTANTS,
LLC

Greenway Technologies, Inc.
f/k/a UMED Holdings, Inc.

	/s/ Ranson B. Jones	10/30/2025
By:	Ransom B. Jones	DATE
Its:	Chief Financial Officer

	/S/ C. Dunham Biles	10/30/2025
	C. Dunham Biles, COUNSEL FOR	DATE
Greenway Technologies, Inc.
f/k/a UMED Holdings, Inc.

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